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                                                                   EXHIBIT 4.K


                                 AMENDMENT NO. 1
                                       TO
                    POST-PETITION LOAN AND SECURITY AGREEMENT


     This AMENDMENT NO. 1 TO POST-PETITION LOAN AND SECURITY AGREEMENT (this "Amendment") is dated January 14, 2000, is by and among BANK OF AMERICA, N.A. ("Agent"), FRUIT OF THE LOOM, INC. ("Borrower"), and FRUIT OF THE LOOM, LTD. and certain domestic Subsidiaries of Borrower ("Guarantors").

     WHEREAS, the parties hereto are parties to a Post-Petition Loan and Security Agreement dated as of December 29, 1999 (the "Loan Agreement"); and

     WHEREAS, the parties hereto desire to amend the Loan Agreement as herein set forth:

     NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and in the Loan Agreement, the parties hereto agree as follows:

     1.   Amendments.

          (a) The following is added in numeric order to the Table of Contents with respect to Exhibits and Schedules: "Schedule 8.4 - Corporate Names/Prior Transactions".

          (b) The title of Schedule 8.16 is changed from "Labor Disputes" to "Labor Contracts".

          (c) The following is added to the definition of "Adjusted Net Earnings from Operations" after the first reference to "GAAP" contained therein: "(except for inventory variances capitalized in Fiscal Year 1999 which will be relieved as inventory is sold in Fiscal Year 2000)".

          (d)   The following defined terms are added in alphabetical order to
     Section 1.1:

                (i)   "IRB Claimants" has the meaning set forth in
          Section 11.1(p).

                (ii) "IRB Properties" has the meaning set forth in Section 11.1(p).

                (iii) "Maximum Rate" has the meaning set forth in Section 3.3.

          (e) The following is added to the definition of "Participant" after the word "Person": ", subject to Section 13.2(e),".

          (f) In Section 2.4(e)(2), each usage of the term "Borrowing" is capitalized.


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          (g)   The internal cross-reference in Section 2.4(h)(1) is changed from Section 2.4(i)(1) to Section 2.4(h)(1).

          (h) The internal cross-reference in Section 2.4(h)(2) is changed from Section 2.4(i) to Section 2.4(h).

     2. Conditions to Effectiveness. This Amendment shall be effective upon satisfaction of the following conditions precedent:

          (a) Execution and delivery of this Amendment by Agent (which constitutes Requisite Lenders as of the date hereof), Borrower and Guarantors; and

          (b)   Approval by the Bankruptcy Court.

     3. Reference to and Effect Upon the Loan Agreement.


          (a) Except as specifically amended above, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (b) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

     4. Defined Terms. Except as otherwise defined herein, all defined terms herein shall have the meanings ascribed thereto in the Loan Agreement.

     5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

     6. Headings. Section headings in this amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

     7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

                            (signature page follows)


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     IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

                                    BANK OF AMERICA, N.A.,
                                    as Agent and Lender


                                    By:
                                       ----------------------------------------
                                    Name:  Joseph R. Lehrer
                                    Title: Senior Vice President


BORROWER
in its capacity as
debtor-in-possession:
                                    FRUIT OF THE LOOM, INC.,
                                    a Delaware corporation


                                    By:
                                       ----------------------------------------
                                    Name:  Brian J. Hanigan
                                    Title: Vice-President and Treasurer

GUARANTORS
each in its capacity as
debtor-in-possession:
                                    MARTIN MILLS, INC.,
                                    a Louisiana corporation

                                    PRO PLAYER, INC.,
                                    a New York corporation

                                    RABUN APPAREL, INC.,
                                    a Georgia corporation

                                    SALEM SPORTSWEAR CORPORATION,
                                    a Delaware corporation

                                    UNION SALES, INC.,
                                    a Delaware corporation

                                    UNION YARN MILLS, INC.,
                                    an Alabama corporation

                                    WHITMIRE MANUFACTURING, INC.,
                                    a South Carolina corporation




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                                    WINFIELD COTTON MILL, INC.,
                                    an Alabama corporation

                                    FTL REGIONAL SALES COMPANY, INC.,
                                    a Delaware corporation

                                    LEESBURG YARN MILLS, INC.,
                                    an Alabama corporation

                                    SALEM SPORTSWEAR, INC.,
                                    a New Hampshire corporation

                                    FRUIT OF THE LOOM TRADING COMPANY,
                                    a Delaware corporation

                                    UNION UNDERWEAR COMPANY, INC.,
                                    a New York corporation

                                    ALICEVILLE COTTON MILL, INC.,
                                    an Alabama corporation

                                    THE B.V.D. LICENSING CORPORATION,
                                    a Delaware corporation

                                    FAYETTE COTTON MILL, INC.,
                                    an Alabama corporation

                                    FOL CARIBBEAN CORPORATION,
                                    a Delaware corporation

                                    FRUIT OF THE LOOM ARKANSAS, INC.,
                                    an Arkansas corporation

                                    FRUIT OF THE LOOM CARIBBEAN, INC.,
                                    a Delaware corporation

                                    FRUIT OF THE LOOM, INC.,
                                    a New York corporation

                                    FRUIT OF THE LOOM TEXAS, INC.,
                                    a Texas corporation

                                    FTL SALES COMPANY, INC.,
                                    a New York corporation



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                                    GITANO FASHIONS LIMITED,
                                    a Delaware corporation

                                    GREENVILLE MANUFACTURING, INC.,
                                    a Mississippi corporation

                                    JET SEW TECHNOLOGIES, INC.,
                                    a New York corporation

                                    NWI LAND MANAGEMENT, INC.,
                                    a Delaware corporation

                                    ARTEX MANUFACTURING COMPANY, INC.,
                                    a Delaware corporation

                                    FTL INVESTMENTS, INC.,
                                    a Delaware corporation

                                    LEESBURG KNITTING MILLS, INC.,
                                    an Alabama corporation

                                    DEKALB KNITTING CORP.,
                                    an Alabama corporation

                                    SHERMAN WAREHOUSE CORP.,
                                    a Mississippi corporation

                                    FTL SYSTEMS, INC.,
                                    a Tennessee corporation


                                    By:
                                       ----------------------------------------
                                    Name:   Brian J. Hanigan
                                    Title:  Vice President and a Financial
                                            Officer of each of the foregoing
                                            entities identified as a Guarantor

                                    FRUIT OF THE LOOM, LTD.,
                                    a Cayman Islands corporation


                                    By:
                                       ----------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                          -------------------------------------



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